SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2009

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2009, Magna Entertainment Corp. (“MEC”) entered into the first amendment (the “First Amendment”) to the Debtor-in-Possession Credit Agreement, dated as of March 6, 2009, by and among MEC, as borrower, MID Islandi SF, as lender, and certain guarantors.  The full text of the First Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On April 20, 2009, MEC, certain of MEC’s subsidiaries and MI Development Inc. (“MID”) agreed to terminate (the “Termination Agreement”) the purchase agreement entered into as of March 5, 2009 and amended as of April 1, 2009 with respect to MID’s stalking horse bid to purchase certain of MEC’s assets.  The full text of the Termination Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On April 20, 2009, the final terms of the Debtor-in-Possession financing facility were heard by the United States Bankruptcy Court and a final order authorizing the financing facility on these terms was granted on April 22, 2009.

On April 22, 2009, MEC issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1

First Amendment to the Debtor-in-Possession Credit Agreement, dated April 20, 2009, between MEC, MID Islandi SF and certain guarantors (incorporated by reference to Exhibit  B to the Schedule 13D/A filed by Mr. Stronach, the Stronach Trust and 445327 Ontario Limited on April 23, 2009).

Exhibit 10.2

Termination Agreement, dated April 20, 2009, between MEC, certain subsidiaries and MI Developments Inc. (incorporated by reference to Exhibit  C to the Schedule 13D/A filed by Mr. Stronach, the Stronach Trust and 445327 Ontario Limited on April 23, 2009).

Exhibit 99.1*	Press Release dated April 22, 2009 entitled “Magna Entertainment Corp. Announces Final Order Approving Amended DIP Loan and Termination of MI Developments Stalking Horse Bid”.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

April 24, 2009	by:	/S/WILLIAM G. FORD
William G. Ford,
Secretary